EXHIBIT 23.1
Board of Directors
Western Goldfields, Inc.
Reno, Nevada


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our corrected report dated June 15, 2004, on the financial statements of Western Goldfields, Inc. as of December 31, 2003 and 2002 and the years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.




/s/Williams  &  Webster,  P.S.

Williams  &  Webster,  P.S.
Spokane,  Washington

June 21, 2004


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